Report of Independent Auditors


To the Interest Holders and Board of Trustees of First Defined
Portfolio Fund, LLC:


We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of the First Defined Portfolio Fund, LLC (the "Funds", comprising respectively, Target Managed VIP Portfolio, The DowSM Dart 10 Portfolio, Global Target 15 Portfolio,
S&P Target 24 Portfolio, NASDAQ Target 15 Portfolio, First Trust
10 Uncommon Values Portfolio, First Trust Energy Portfolio,
First Trust Financial Services Portfolio, Value Line Target 25 Portfolio, First Trust Pharmaceutical Portfolio, and First Trust Technology Portfolio) as of December 31, 2003, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the four years in the period then ended and for the period from October 6, 1999 (commencement of operations) to December 31, 1999. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting the First Defined Portfolio Fund, LLC as of December 31, 2003, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the four years in the period then ended and for the period from October 6, 1999 to December 31, 1999 in conformity with accounting principles generally accepted in the United States.


ERNST & YOUNG LLP


Boston, Massachusetts
February 4, 2004